                                                                   EXHIBIT 10.11

                                WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "AGREEMENT") has been entered into as of the 30th day of April, 2004, by and among Microcell Telecommunications Inc. ("MICROCELL"), a corporation existing under the laws of Canada, and COM Canada, LLC, a Washington limited liability company ("COM Canada ");

WHEREAS on or about the 24th day of March, 2004, Microcell filed a final prospectus in Canada, whereby it offered to the holders of record of its shares on the record date, rights to subscribe for Class B Non-Voting Shares (the "CLASS B SHARES") in its share capital, the whole as further set out in the prospectus (the "RIGHTS OFFERING");

WHEREAS, in connection with the Rights Offering, as of the 26th day of February, 2004, Microcell and COM Canada entered into a standby purchase agreement (the "STANDBY AGREEMENT") whereby, inter alia, COM Canada agreed to purchase all of the Class B Shares that were offered but not otherwise purchased pursuant to the Rights Offering as well as the Basic Shares (as such term is defined in the Standby Agreement) which Microcell agreed to issue to COM Canada;

WHEREAS, in accordance with the terms and conditions set out in the Standby Agreement, Microcell had also agreed to issue COM Canada warrants to acquire Class B Shares;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed as set forth below.

                                    ARTICLE I
                              ISSUANCE of WARRANTS

1.1 Microcell hereby issues to COM Canada which hereby accepts, subject to the terms and conditions hereinafter set forth, 3,977,272 warrants, each such warrant entitling COM Canada to purchase one Class B Share at an exercise price of $22.00 per Class B Share (the "EXERCISE PRICE"), all subject to adjustment as provided in Article IV hereof.

                                   ARTICLE II
                                  WARRANT TERM

2.1   The warrants issued hereunder shall be exercisable as follows:

      (a) from April 30, 2005 until 4:30 p.m. (Montreal time) on October 31, 2005 (the "1ST VESTING PERIOD"), 1,325,757 warrants may be exercised by COM Canada;

                                                                              2.

      (b) from April 30, 2005 until 4:30 p.m. (Montreal time) on October 31, 2006 (the "2ND VESTING PERIOD"), 1,325,757 warrants may be exercised by COM Canada; and

      (c) from December 31, 2005 until 4:30 p.m. (Montreal time) on April 30, 2008 (the "3RD VESTING PERIOD"), 1,325,758 warrants may be exercised by COM Canada.

            (the 1st Vesting Period, the 2nd Vesting Period and the 3rd Vesting Period being hereinafter collectively referred to as the "VESTING PERIOD").

2.2 During the applicable Vesting Period, COM Canada may, from time to time in minimum installments of at least 250,000 warrants per installment, exercise up to the aggregate number of warrants that have vested during such Vesting Period by giving notice in writing to Microcell in accordance with Section 3.1 hereof.

2.3 Notwithstanding any other provision of this Agreement (but in addition to the provisions hereof at Article IV dealing with Fundamental Transactions), in the event (i) a Fundamental Transaction occurs, or in the event an offer to purchase the Class B Shares or any part thereof shall be made to all holders of Class B Shares, or if a transaction or series of transactions occur in which a person or group of persons (acting jointly or otherwise in concert), and in either case other than COM Canada, acquires beneficial ownership of more than 50% of the aggregate voting power and more than 30% of the issued and outstanding equity securities of Microcell, and (ii) COM Canada does not consent in writing to such transaction, Microcell shall provide prompt written notice thereof to COM Canada and COM Canada shall have the right to immediately exercise all vested and unvested warrants (which, for greater certainty, shall not include any warrants that had already lapsed pursuant to Section 2.4 or otherwise of this Agreement) by giving written notice thereof to Microcell; provided however that (A) any such notice of exercise shall only become effective in the event that such transaction is then consummated, and (B) in the event that such transaction is not consummated, then such notice shall be deemed never to have been given and the warrants shall continue in effect, unamended hereby.

2.4 At the expiry of each Vesting Period, the warrants that had vested during such Vesting Period but that had not been exercised by COM Canada shall lapse, have no value and shall no longer be exercisable.

                                   ARTICLE III
                              EXERCISE OF WARRANTS

3.1 The warrants issued under this Agreement shall be exercisable (from time to time and in accordance with the limits set out at Section 2.1 above) by COM Canada giving written notice to Microcell, which notice shall specify the number of warrants that are being exercised for the corresponding number of Class B Shares (the "ACQUIRED SHARES").

3.2 Within 5 days of receipt of COM Canada's written notice of exercise, Microcell shall, at its option, either:

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                                                                              3.

      (a) provide written notice to COM Canada that it will deliver a share certificate to, and registered in the name of, COM Canada, representing, in the aggregate, the number of Acquired Shares (it being understood that the time and location of such delivery will be determined by Microcell and COM Canada in good faith, and that simultaneous with the delivery of such share certificate, COM Canada shall be obligated to pay (by cash or certified cheque) the aggregate Exercise Price for the Acquired Shares to Microcell); or

      (b) pay to COM Canada (by cash, wire transfer or certified cheque) an amount equal to the remainder of (A) the aggregate Fair Market Value of the Acquired Shares, less (B) the aggregate Exercise Price of the Acquired Shares; or

      (c) deliver to COM Canada a share certificate registered in the name of COM Canada, representing the number of Class B Shares that have a Fair Market Value equal to the remainder of (A) the aggregate Fair Market Value of the Acquired Shares, less (B) the aggregate Exercise Price of the Acquired Shares (it being understood that, for the purposes of the foregoing, Microcell shall not be required to issue fractional shares to COM Canada and instead may pay any balance owed to COM Canada in cash).

      provided that should COM Canada exercise that portion of the warrants that are exercisable by it during the 3rd Vesting Period, COM Canada may in the notice delivered to Microcell pursuant to Section 3.1 hereof, instruct Microcell that the exercise of such portion of the warrants shall be satisfied by COM Canada receiving from Microcell, at Microcell's option, only the consideration that is set forth in Section 3.2(b) or 3.2(c).

      For the purposes of the foregoing, "FAIR MARKET VALUE" shall mean the simple average of the closing price of the Class B Shares on the Toronto Stock Exchange, such simple average to be calculated on the basis of the closing price of the Class B Shares on the Toronto Stock Exchange on each of the trading days on which there was such a closing price during the ten
      (10) day period ending on the day that precedes the day on which COM Canada gives written notice of its exercise to Microcell.

3.3 COM Canada acknowledges that Microcell's election pursuant to Section 3.2 shall be made by Microcell in its sole discretion, and that the fulfillment by Microcell of its obligations in accordance with such election, will constitute full and satisfactory consideration to COM Canada for the number of Acquired Shares in respect of which COM Canada has exercised its warrants.

3.4 COM Canada acknowledges that the Class B Shares, if any, issued to it by Microcell pursuant to this Agreement may be subject to resale restrictions or a hold period under applicable securities laws and that it is the sole responsibility of COM Canada to ensure that the resale, if any, of such shares is completed in accordance with the requirements of applicable securities laws. Each share certificate issued to COM Canada under this Agreement may include a restrictive legend evidencing such resale restriction and/or hold period that is, in the reasonable opinion of counsel, required under applicable law.

                                                                              4.

                                   ARTICLE IV
                                  ADJUSTMENTS

4.1 The number of warrants issued to COM Canada hereunder will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of this Article IV, and for such purposes and as used in this Article IV, (A) "ADJUSTMENT PERIOD" means the period commencing immediately after April 30, 2004 and ending at 4:30 p.m. (Montreal time) on April 30, 2008 (or such earlier time as (i) this Agreement has been terminated, or (ii) all of the warrants issued hereunder have been exercised by COM Canada, or (iii) all of the warrants issued hereunder have lapsed, been cancelled or have otherwise been rendered null (the "EXPIRY TIME"), and (B) "SHARE NUMBER" means the number of Class B Shares that are issuable upon the exercise of a warrant, which number, subject to adjustment pursuant to this Article IV, will be one Class B Share per warrant.

4.2 The Share Number in effect at any date will be subject to adjustment from time to time as follows:

      (a) If and whenever at any time during the Adjustment Period, Microcell shall:

            (i) subdivide or redivide the outstanding Class B Shares into a greater number of Class B Shares; or

            (ii) consolidate, combine or reduce the outstanding Class B Shares into a lesser number of Class B Shares; or

            (iii) issue Class B Shares to all or substantially all of the holders of Class B Shares by way of a stock dividend or other distribution,

            then, in each such event, the Share Number will, on the effective date of or the record date for such event, be adjusted by multiplying the Share Number in effect immediately prior to such date by a fraction.

            (iv) the numerator of which shall be the total number of Class B Shares outstanding on such date after giving effect to such event; and

            (v) the denominator of which shall be the total number of Class B Shares outstanding on such date before giving effect to such event.

            Such adjustment will be made successively whenever any such event shall occur. Any such issue of Class B Shares by way of a stock dividend or other distribution shall be deemed to have been made on the record date for such stock dividend or other distribution for the purpose of calculating the number of outstanding Class B Shares under paragraph 4.2(b) and paragraph 4.2(c).

      (b) If and whenever, at any time during the Adjustment Period, Microcell shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of Class B Shares entitling the holders thereof, within a period

                                                                              5.

            expiring not more than 50 days after the record date for such issue, to subscribe for or purchase Class B Shares (or securities convertible into or exchangeable for Class B Shares) (the "SHORT TERM WARRANTS") and such Short Term Warrants are exercisable at a price per share (or have a conversion or exchange price per share) less than 95% of the "CURRENT MARKET PRICE" (and for the purposes hereof, "CURRENT MARKET PRICE" shall mean the closing trading prices per share of Class B Shares on any particular date (and if such date is not a business day, the last business day before such date)) on the earlier of the day that is three business days prior to the record date and the date on which Microcell announces its intention to make such issuance, then, in each such case, the Share Number will be adjusted immediately after such record date by multiplying the Share Number in effect on such record date by a fraction:

            (i) the numerator of which shall be the total number of Class B Shares outstanding on such record date plus the total number of additional Class B Shares so offered for subscription or purchase (or into or for which the convertible or exchangeable securities so offered are convertible or exchangeable); and

            (ii) the denominator of which shall be the aggregate of (A) the number of Class B Shares outstanding on such record date and
                  (B) a number determined by dividing the aggregate subscription or purchase price of the total number of additional Class B Shares so offered for subscription or purchase (or the aggregate conversion or exchange price of the convertible or exchangeable securities so offered) by the Current Market Price as of the applicable record date.

            Any Class B Shares owned by or held for the account of Microcell or any of its subsidiaries shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that any such rights, options or warrants are not so issued or any such rights, options or warrants are not exercised prior to the expiration thereof, the Share Number will then be readjusted to the Share Number which would then be in effect if such record date had not been fixed or to the Share Number which would then be in effect based upon the number of Class B Shares (or securities convertible into or exchangeable for Class B Shares) actually issued upon the exercise of such rights, options or warrants, as the case may be.

      (c) If and whenever at any time during the Adjustment Period, Microcell shall fix a record date for the making of a distribution to all or substantially all of the holders of Class B Shares of:

            (i) shares of any class other than Class B Shares, whether of Microcell or any other corporation;

            (ii)  rights, options or warrants other than Short Term Warrants;

                                                                              6.

            (iii) evidence of indebtedness; or

            (iv)  cash, securities or other property or assets;

            then, in each such case, the Share Number will be adjusted immediately after such record date by multiplying the Share Number in effect on such record date by a fraction:

            (v) the numerator of which shall be the total number of Class B Shares outstanding on such record date multiplied by the Current Market Price on such record date; and

            (vi) the denominator of which shall be (A) the product of the number of Class B Shares outstanding on such record date and the Current Market Price on the earlier of such record date and the date on which Microcell announces its intention to make such distribution reduced by (B) the aggregate fair market value (as determined by the directors in good faith and acting reasonably at the time such distribution is authorized) of such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets to be so distributed.

            Any Class B Shares owned by or held for the account of Microcell or any of its subsidiaries shall be deemed not to be outstanding for the purpose of any such computation. Such adjustments will be made successively whenever such a record date is fixed. To the extent that such distribution is not so made or to the extent that any such rights, options or warrants so distributed are not exercised prior to the expiration thereof, the Share Number will then be readjusted to the Share Number which would then be in effect if such record date had not been fixed or to the Share Number which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or cash, securities or other property or assets actually distributed or based upon the number or amount of securities or the property or assets actually issued or distributed upon the exercise of such rights, options or warrants, as the case may be.

      (d) In the absence of a resolution of the directors of Microcell fixing a record date for any event referred to in this Article IV, Microcell shall be deemed to have fixed as the record date therefore the earlier of the date on which holders of record of Class B Shares are determined for the purpose of participating in such event and the date on which such event becomes effective.

      (e) If whenever at any time after the Effective Date and ending at the Expiry Time, any of the events referred to in Section 4.2(a), (b) or
            (c) occurs and if such event results in an adjustment to the Share Number, the Exercise Price shall be adjusted contemporaneously with each such adjustment of the Share Number (including, for greater certainty, any readjustment of the Share Number if and to the extent that a distribution or issuance of securities or exercise of rights, warrants or options pursuant to Section 4.2(b) or (c) is not completed) by multiplying the

                                                                              7.

            Exercise Price in effect immediately prior to the occurrence of such event by a fraction:

            (i) the numerator of which shall be the number of Class B Shares outstanding immediately before giving effect to such event; and

            (ii) the denominator of which shall be the number of Class B Shares outstanding immediately after giving effect to such event;

            provided that, in addition, in any such event contemplated by
            Section 4.2(c) not involving the issuance of Class B Shares, the Exercise Price shall be divided by the fraction contemplated in subparagraphs (v) and (vi) therein, it being understood that adjustments in the Share Number and in the Exercise Price in any such event should not result in any duplication in their effects nor in the increase of the Exercise Price in effect immediately prior to the relevant record date.

4.3

      (a)   If and whenever at any time during the Adjustment Period, there is
            (i) any reclassification of the Class B Shares at any time outstanding or any change of the Class B Shares into other shares, securities or property of Microcell, or any other capital reorganization of Microcell of similar effect (other than as described in Section 4.2), (ii) any amalgamation, arrangement, merger or other form of business combination of Microcell with or into any other corporation resulting in any reclassification of the outstanding Class B Shares or change of the Class B Shares into other shares, securities or property of Microcell or such other corporation, or (iii) any sale, lease, exchange or transfer of all or substantially all of the undertaking or assets of Microcell and/ or the subsidiaries of Microcell to another corporation or entity not wholly-owned by Microcell (each of the transactions contemplated in (i), (ii) and (iii), hereinafter, a "FUNDAMENTAL TRANSACTION"), then, in each such event, COM Canada will be entitled to receive, and shall accept, in lieu of the number of Class B Shares to which COM Canada was theretofore entitled upon the exercise of warrants, the kind and number or amount of shares or other securities or property which COM Canada would have been entitled to receive as a result of the Fundamental Transaction if, on the effective date thereof, COM Canada had been the registered holder of the number of Class B Shares to which COM Canada was theretofore entitled upon such exercise.

      (b) If and whenever at any time during the Adjustment Period, there is a Fundamental Transaction which provides for holders of the outstanding Class B Shares to receive consideration solely in the form of cash, COM Canada shall be deemed (i) where such cash consideration is, on a per Class B Share basis, in an amount greater than the Exercise Price, to exercise its warrants in full (but solely to the extent such warrants had not been previously exercised and to the extent that such warrants then remained vestable and exercisable) and COM Canada shall be entitled to receive, upon such deemed exercise, the cash consideration it

                                                                              8.

            would have been entitled to receive had such exercise of the warrants taken place immediately prior to such Fundamental Transaction, less the Exercise Price thereof or (ii) where the cash consideration is, on a per Class B Share basis, equal to or less than the Exercise Price, to surrender its warrants, without payment of any consideration. Following such deemed exercise, all warrants shall be cancelled and shall be of no further value or effect.

            If necessary as a result of any Fundamental Transaction, appropriate adjustments will be made in the application of the provisions set forth in this Article IV with respect to the rights and interests thereafter of COM Canada to the end that the provisions set forth in this Article IV will thereafter correspondingly be made applicable as nearly as may reasonably be in relation to any shares or other securities or property thereafter deliverable upon the exercise of the warrants. Any such adjustments will be made by and set forth in an agreement supplemental hereto approved by Microcell and by COM Canada (both parties acting reasonably) and shall for all purposes be conclusively deemed to be an appropriate adjustment.

4.4 In any case in which this Article IV shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, Microcell may defer, until the occurrence and consummation of such event, issuing to COM Canada the additional Class B Shares or other shares, securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that Microcell will deliver to COM Canada an appropriate instrument evidencing COM Canada's right to receive such additional Class B Shares or other shares, securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Class B Shares or other shares, securities or property declared in favour of the holders of record of Class B Shares or of such other shares, securities or property on or after the date of the exercise of the warrants or such later date as such holder would, but for the provisions of this subsection, have become the holder of record of such additional Class B Shares or of such other shares, securities or property pursuant hereto.

4.5 The adjustments provided for in this Article IV are cumulative, shall, in the case of any adjustment to the Share Number, be computed to the nearest one one-hundredth of a Class B Share and will apply (without duplication) to successive subdivisions, consolidations, distributions, issuances or other events resulting in any adjustment under the provisions of this
      Article IV, provided that, notwithstanding any other provision of this
      Article IV, no adjustment of the Share Number will be required (i) unless such adjustment would require an increase or decrease of at least 1% in the Share Number then in effect (provided, however, that any adjustment which by reason of this subsection is not required to be made will be carried forward and taken into account in any subsequent adjustment), (ii) if, in respect of any event described in this Section (other than the events referred to in Section 4.2(a)(i), Section 4.2(a)(ii) and Section 4.3), COM Canada is entitled to participate in such event, or is entitled to participate within 45 days in a comparable event, on the same terms, mutatis mutandis as if the warrants had been exercised prior to or on the effective date of or record date for such event, (iii) in respect of any Class B Shares issuable or issued pursuant to any stock

                                                                              9.

      option or stock purchase plan in force from time to time for directors, officers or employees of Microcell or of any of its subsidiaries or pursuant to the outstanding warrants of Microcell (which, for greater certainty, shall not include the warrants issued to COM Canada hereunder),
      (iv) in respect of any Class B Shares issued on the exercise of any other stock options issued by Microcell and outstanding on the date hereof, or
      (v) in respect of Class B Shares issued on the conversion into Class B Shares of preferred shares in the capital of Microcell outstanding on the date hereof.

4.6 In the event of any question arising with respect to the adjustments provided for in this Article IV, such questions shall be conclusively determined by Microcell's external auditors or, at COM Canada's request, by such firm of chartered accountants as is appointed by Microcell and is reasonably acceptable to COM Canada. Such accountants shall have access to all necessary records of Microcell and such determination shall be binding upon Microcell and COM Canada. If any such determination is made, Microcell shall forthwith deliver a certificate to COM Canada describing such determination.

4.7 If and whenever at any time during the Adjustment Period, Microcell shall take any action affecting or relating to the Class B Shares, other than any action described in this Article IV, which in the opinion of the board of directors of Microcell, acting reasonably, would prejudicially affect the rights of COM Canada, the Share Number and Exercise Price will be adjusted by the board of directors of Microcell in such manner, if any, and at such time, as the board of directors of Microcell may determine to be equitable in the circumstances.

4.8 As a condition precedent to the taking of any action which would require an adjustment pursuant to the foregoing provisions of this Article IV, Microcell will take any action which may, in the opinion of counsel to Microcell, be necessary in order that Microcell, or any successor to Microcell or successor to the undertaking or assets of Microcell, will be obligated to and may validly and legally issue all of the Class B Shares or other shares, securities or property which COM Canada would be entitled to receive on the exercise of its warrants in accordance with the provisions hereof.

4.9 As soon as possible after the effective date of or record date for any event referred to in this Article IV that requires or might require an adjustment in any of the rights under the warrants issued to COM Canada hereunder, Microcell will give notice to COM Canada of the particulars of such event and, to the extent determinable, any adjustment required. Such notice need only set forth such particulars as have been determined at the date such notice is given. If any adjustment for which such notice is given is not then determinable, promptly after such adjustment is determinable Microcell will file with COM Canada a certificate of Microcell showing the computation of such adjustment.

4.10 After any adjustment pursuant to this Article IV, the term "CLASS B SHARES" where used in this Agreement shall be interpreted to mean securities of any class or classes which, as a result of such adjustment and all prior adjustments pursuant to this Article IV, COM Canada is entitled to receive upon the exercise of its warrants, and the number of Class B Shares indicated in any exercise made pursuant to the warrants, shall be interpreted to mean the number of securities and other property and assets which, as a result of such

                                                                             10.

      adjustment and all prior adjustments pursuant to this Article IV, COM Canada is entitled to receive upon the exercise of the warrants.

4.11 Any adjustments referred to in this Article IV are subject to confirmation by the Toronto Stock Exchange and any issue of additional shares as a result thereof shall be completed in accordance with all applicable Toronto Stock Exchange rules and policies.

                                    ARTICLE V
                           ASSIGNMENT AND ENCUMBRANCE

5.1 Unless otherwise agreed to in writing by Microcell, the warrants issued hereunder are personal to COM Canada and shall not be assignable or transferable by COM Canada, whether voluntarily or by operation of law, and whether directly or indirectly (including, for greater certainty, and without limitation, by way of a monetization or similar transaction). Notwithstanding the foregoing, COM Canada may, in a transfer that is made pursuant to an exemption from the registration requirements of, or in a transaction that is not subject to the Securities Act and any state securities or "blue sky" laws, assign or transfer the warrants to an affiliate (as the term affiliate is defined at Section 9 of the Securities Act (Quebec)), provided that COM Canada shall give five (5) days prior written notice of the assignment or transfer to Microcell and such written notice shall contain a representation from COM Canada that the transferee or assignee is an affiliate of COM Canada (as the term affiliate is defined at Section 9 of the Securities Act (Quebec)), and provided that such affiliate remains an affiliate at all times, failing which the warrants shall lapse, have no value and shall no longer be exercisable, unless such warrants are promptly transferred back to COM Canada.

5.2 The warrants issued hereunder shall not be pledged, hypothecated, charged or otherwise encumbered by COM Canada. Notwithstanding the foregoing, the warrants may be pledged by COM Canada in order to guarantee its obligations under a loan, credit or other bona fide financing agreement that has been entered into with a recognized financial institution, provided that such financial institution (and/or any of its affiliates) is not and is not an affiliate of a telecommunications company operating in Canada or the United States.

5.3 Notwithstanding Section 5.1 and Section 5.2 above beginning on December 31, 2005, that portion of the warrants that may be exercised by COM Canada during the 2nd Vesting Period and the 3rd Vesting Period (as well as such portion of the underlying Class B Shares) shall be assignable, transferable, pledgeable, hypothecable and/or chargeable by COM Canada, so long as at least 250,000 of such warrants (as well as such portion of the underlying Class B Shares) are so assigned, transferred, pledged, hypothecated or charged to or in favour of the same third party and so long as such third party signs an undertaking satisfactory to Microcell (acting reasonably) that such third party is bound by and will respect the terms of this Agreement in respect of the warrants acquired by it and that any such assignment, transfer, pledge, hypothec or charge is made pursuant to an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act and any state securities or "blue sky" laws.

                                                                             11.

                                   ARTICLE VI
                                     NOTICE

6.1 Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by facsimile transmission as set forth below, or to such other address, facsimile number or person as may be designated by notice.

                         (a) In the case of Microcell:

                             Microcell Telecommunications Inc.
                             800 de La Gauchetiere St. West
                             Suite 400
                             Montreal, QC
                             H5A 1K3

                             Att: Chief Financial Officer
                             Fax: (514) 846-6959

                         (b) In the case of COM Canada:

                             COM Canada, LLC
                             2300 Carillon Point
                             Kirkland, Washington 98033

                             Att: Mr. Brian Marcinek
                             Fax:(425) 828-8061

6.2 Notice shall be deemed to be given on the day of actual delivery or the day of facsimile transmission, as the case may be, or if not a business day, on the next business day.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 The division of this Agreement into articles, sections, paragraphs and clauses and the provision of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this agreement", "hereof", "hereunder" and similar expressions refer to this Agreement as a whole and not to any particular article, section, paragraph, clause or other portion hereof and include any agreement or instrument supplemental or ancillary hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to articles, sections, paragraphs or clauses are to articles, sections, paragraphs or clauses of this Agreement.

7.2 Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, trusts, corporations, governments and governmental authorities and vice versa.

                                                                             12.

7.3 Unless otherwise specifically stated, all references to dollars and cents in this Agreement are to the lawful currency of Canada.

7.4 This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the Province of Quebec and the federal laws of Canada applicable therein. Microcell and COM Canada hereby unconditionally and irrevocably submit to the non-exclusive jurisdiction of the courts of the Province of Quebec in respect of all matters arising out of this Agreement.

7.5 If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect. The parties hereto agree to negotiate in good faith a substitute provision which shall be as close as possible to the intention of any invalid or unenforceable provision as may be valid or enforceable. The invalidity or unenforceability of any provision in any particular jurisdiction shall not affect its validity or enforceability in any other jurisdiction where it is valid or enforceable.

7.6 Each party hereto agrees to do all such things and take all such actions as may be necessary or desirable to give full force and effect to the matters contemplated by this Agreement.

7.7 This Agreement shall enure to the benefit of and be binding upon the parties hereto and there respective successors and permitted assigns.

7.8 Failure by any party hereto to insist in any one or more instances upon the strict performance of any one of the covenants or rights contained herein shall not be construed as a waiver or relinquishment of such covenant. No waiver by either party hereto of any such covenant or right shall be deemed to have been made unless expressed in writing and signed by the waiving party.

7.9 No term or provision hereof may be amended, discharged or terminated except by an instrument in writing signed by the party against which the enforcement of the amendment, discharge or termination is sought.

7.10 This Agreement may be executed in several counterparts and by facsimile, each of which when so executed shall be deemed to be an original and such counterparts and facsimiles together shall constitute one and the same instrument and notwithstanding their date of execution they shall be deemed to be dated as of the date hereof. This Agreement shall be deemed to have been entered into and to have become effective at the location at which COM Canada shall have signed an original, counterpart or facsimile version thereof, without regard to the place at which Microcell shall have signed same.

7.11  Time shall be of the essence of this Agreement.

7.12 This Agreement, together with any other agreements and other documents referred to herein and delivered in connection herewith, constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior

                                                                             13.

      agreements, understandings, negotiations and discussions, whether oral or written, between the parties with respect to the subject matter hereof.

7.13 The parties hereby confirm their express wish that this document and all documents and agreements directly or indirectly related thereto be drawn up in English. Les parties aux presentes reconnaissent qu'a leur demande le present document ainsi que tous les documents et conventions qui s'y rattachent directement ou indirectement sont rediges en langue anglaise.

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

                                                                             14.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed and delivered by their authorized officers as of the date first written above.

                                       MICROCELL TELECOMMUNICATIONS INC.

                                       By: __________________________________
                                            Name: Jocelyn Cote
                                            Title: Vice-President, Legal Affairs
                                                   and Assistant Secretary

                                       COM CANADA, LLC

                                       By: _____________________________________
                                            Name: Brian Marcinek
                                            Title: Vice-President and  Secretary